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                                                                   Exhibit 99.E.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We consent to the inclusion in Post-Effective Amendment No. 3 to the Registration Statement of Massachusetts Mutual Variable Life Separate Account I (Variable Life Select segment) on Form S-6 (Registration No. 33-89798) of our report dated February 3, 1998 on our audits of Massachusetts Mutual Variable Life Separate Account I (Variable Life Select segment), and of our report dated February 6, 1998 on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption "Experts."

                                            Coopers & Lybrand L.L.P.

Springfield, Massachusetts
April 24, 1998